AMENDMENT NO. 2 TO
EMPLOYMENT AGREEMENT
January 31, 2014
This Amendment No. 2 (this “Amendment”) to the Employment Agreement between Comstock Mining Inc. (the “Corporation”) and Corrado De Gasperis (the “Executive”), dated as of April 20, 2010, as amended November 2, 2012 (the “Employment Agreement”), is entered into as of January 31, 2014, between the Corporation and the Executive.
WITNESSETH:
WHEREAS, the Corporation and the Executive desire to clarify the procedures related to the vesting and settlement of certain awards made to the Executive; and
NOW, THEREFORE, in consideration of the covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are mutually acknowledged, the Corporation and the Executive hereby agree as follows:
1.Capitalized Terms. Whenever capitalized terms are used in this Amendment, they shall have the meanings set forth in this Amendment or, if not defined in this Amendment, as set forth in the Employment Agreement.
2.    Agreement.

(a)
The adoption of the Corporation’s 2011 Equity Incentive Plan (the “Plan”) satisfies the requirements of the Employment Agreement relating to the adoption of an incentive stock plan providing for the issuance of certain of the fully diluted equity of the Corporation (the “Required Plan”).

(b)
The award (the “Award”) set forth in the Restricted Stock Agreement between the Corporation and the Executive entered into as of December 21, 2011 (the “RSA”) satisfies the requirements of the Employment Agreement in relation to the grant of awards to the Executive under the Required Plan.

(c)
Neither Section 2(a) above nor Section 2(b) above will limit the Corporation’s obligations with respect to (i) maintaining and continuing the Plan or, except to the extent expressly set forth herein, the Employment Agreement, the RSA and the Award or (ii) fully and timely performing its obligations thereunder, as amended hereby.

(d)	Subject to Section 2(e) below, each tranche of the Award shall vest on the later to occur of the date set forth in the RSA or July 1, 2014; provided, that:

(i)	if the Executive is terminated for Cause before July 1, 2014, then all tranches of the Award shall be forfeited;

(ii)
if (1) the vesting conditions for a tranche of the Award as set forth in the RSA are satisfied on or before July 1, 2014 and (2) on or before July 1, 2014 (A) the Executive dies or resigns for any reason, including Good Reason or due to his Disability or (B) the Corporation terminates the Executive’s employment other than for Cause, then in either case such tranches shall vest as of the date of such death, resignation or termination (as applicable) as if this Amendment had not been adopted; and

(iii)
if, without regard to this Amendment, one or more tranches of the Award would have vested prior to or upon a Change in Control (as defined in the Plan), such tranches shall vest as if this Amendment had not been adopted.

(e)
Notwithstanding anything to the contrary herein, the vesting of the Award and the issuance of Common Stock to the Executive shall be delayed and conditioned upon the Corporation or the Executive making adequate provision for federal, state or other tax withholding obligations, if any, which arise upon the settlement of the Award in accordance with Section 2(e)(i) or 2(e)(ii) below.

(i)
Unless provided otherwise by the Committee, these obligations will be satisfied by the Corporation withholding a number of shares of Common Stock that would otherwise be issued under the Award that the Corporation determines has a Market Value sufficient to meet the tax withholding obligations. In the event that the Committee provides that these obligations will not be satisfied under the method described in 2(e)(ii) below, the Committee shall deposit with and authorize the plan administrator, to sell a number of shares of Common Stock that are issued under the Award (in such quantity and with such frequency that such plan administrator determines may be sold without materially disrupting the trading market for the Common Stock), which the Corporation determines is sufficient to generate an amount that meets the tax withholding obligations plus additional shares to account for rounding and market fluctuations, and to pay such tax withholding to the Corporation. The shares may be sold as part of a block trade with other participants of the Plan in which all participants receive an average price. For this purpose, “Market Value” will be calculated as the closing price of the Common Stock as reported by NYSE MKT on the day that the Award would otherwise vest. The Executive acknowledges and agrees that the future value of the underlying shares of Common Stock is unknown and cannot be predicted with certainty and that until such shares are vested, the Executive will be exposed to the risk of fluctuations in the price of the Common Stock.

(ii)
To the extent required by applicable federal, state or other law, the Executive shall make arrangements satisfactory to the Corporation for the payment and satisfaction of any income tax, social security tax, payroll tax, social taxes, applicable national or local taxes, or payment on account of other tax related to withholding obligations that arise by reason of the granting of the Award, vesting of the Award or any sale of shares of the Common Stock (whichever is applicable).

(iii)
Shares of Common Stock will be issued or become free of restrictions as soon as practicable following vesting of the Award, provided that the tax withholding obligations as specified under this Section 2(e) of this Amendment have been satisfied and the Executive has completed, signed and returned any documents and taken any additional action that the Corporation deems appropriate to enable it to accomplish the delivery of the shares of Common Stock. The shares of Common Stock will be issued in the name of the Executive (or may be issued to the executor or personal representative of the Executive, in the event of death or Disability), and may be effected by recording shares on the stock records of the Corporation or by crediting shares in an account established on behalf of the Executive with a brokerage firm or other custodian, in each case as determined by the Corporation.

(f)
The Corporation shall hold the Executive harmless, on an after-tax basis, for any additional tax (including interest and penalties) over and above ordinary income and employment taxes that may be imposed on the Executive under federal and state tax laws by as a result of this Amendment. The Executive shall cooperate with respect to the Corporation’s opposition to the imposition of such additional tax and the Corporation’s right to direct such opposition. Any payments required to be made by the Corporation under this Section 2(f) shall be made to the Executive no later than December 31 of the year following the year in which the related taxes are remitted to the applicable taxing authority.

3.    Entire Agreement. Except as specifically amended by this Amendment, all of the terms and conditions of the Employment Agreement and, the RSA shall remain in full force and effect. This Amendment, together with the Employment Agreement and the RSA, constitute the entire agreement between the parties with respect to the subject matter hereof. In the event of a conflict or inconsistency between a provision in the Employment Agreement (as amended hereby) and a provision in the RSA (as amended hereby), the provision more favorable to the Executive shall govern. This Amendment shall not be amended except by a written instrument executed by the parties which specifically states that it is amending this Amendment. References herein to “tranches” of the Award shall include “portions” or other parts of the Award subject to vesting at different times or upon different events.
4.    Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEVADA (WITHOUT GIVING EFFECT TO THE CHOICE OF LAW PRINCIPLES THEREOF)

APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE.
5.    Counterparts. This Amendment may be signed in any number of counterparts, each of which (when executed and delivered) shall constitute an original instrument, but all of which together shall constitute one and the same instrument. It shall not be necessary when making proof of this Amendment to account for any counterparts other than a sufficient number of counterparts which, when taken together, contain signatures of all of the parties. A facsimile or PDF of an original shall be as effective as delivery of such original.
IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date above first written.
COMSTOCK MINING INC.

By:	/s/ William J. Nance
Name: William Nance
Title: Chairman of the Compensation Committee of the Board of Directors of Comstock Mining Inc.

/s/ Corrado De Gasperis
Corrado De Gasperis

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